                  (c) All such notices shall be addressed,

                  if to Seller to:

                              Prime Hospitality Corp.
                              700 Route 46 East
                              Fairfield, New Jersey  07707-2700
                              Attn:  Mr. David Simon
                              [Telecopier No. (201) 882-8577]

                              and

                              Prime Hospitality Corp.
                              700 Route 46 East
                              Fairfield, New Jersey  07707-2700
                              Attn:  General Counsel
                              [Telecopier No. (201) 882-8577]

                  if to Purchaser, to:

                              Equity Inns Partnership, L.P.
                              4735 Spottswood, Suite 102
                              Memphis, Tennessee  38117
                              Attn:  Mr. Phillip H. McNeill, Sr.
                              [Telecopier No. (901) 761-1485]

                  with a copy to:

                              Hunton & Williams
                              1751 Pinnacle Drive, Suite 1700
                              McLean, VA  22102
                              Attn: Gerald R. Best, Esq.
                              [Telecopier No. (703) 714-7410]

                  (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

                  12.5. Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any

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